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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-101541 of Black Hills Corporation of our report dated November 15, 2002 (which expresses an unqualified opinion and includes an emphasis of the matter paragraph relating to the adoption of Statement of Financial Accounting Standard No. 133), included in the Company's 8-K filed on November 25, 2002. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                             Deloitte & Touche LLP

Minneapolis, Minnesota

January 10, 2003